Exhibit 99

GE HealthCare reports fourth quarter and full year 2025 financial results

Company exceeds topline and earnings per share expectations; demonstrates operational resilience
Fourth quarter 2025 highlights(1)
•Revenue growth of 7.1%, including Organic revenue growth* of 4.8%, driven primarily by the U.S. and Europe, the Middle East and Africa (EMEA)
•Net income margin of 10.3% and Adjusted earnings before interest and taxes (EBIT) margin* of 16.7%
•Diluted earnings per share (EPS) of $1.29 and Adjusted EPS* of $1.44
•Cash flow from operating activities of $1.0 billion and Free cash flow* of $916 million

Full year 2025 highlights(1)
•Revenue growth of 4.8%, including Organic revenue growth* of 3.5%
•Organic orders growth of 5.2%
•Net income margin of 10.1% and Adjusted EBIT margin* of 15.3%
•Diluted EPS of $4.55 and Adjusted EPS* of $4.59
•Cash flow from operating activities of $2.0 billion and Free cash flow* of $1.5 billion
•Company introduces 2026 guidance that reflects growth across all metrics

Chicago, IL – February 4, 2026 – GE HealthCare (Nasdaq: GEHC) today reported financial results for the fourth quarter and full year ended December 31, 2025.

GE HealthCare President and CEO Peter Arduini said, “In our third year as a public company, we’ve made great strides executing our strategy focused on precision care, growth acceleration, and business optimization. We delivered a strong quarter and year with growth in Pharmaceutical Diagnostics, Imaging, and Advanced Visualization Solutions. This reflects healthy capital investment trends, commercial execution and demand for new products.

“We advanced Heartbeat, our proprietary business system, to improve the customer experience and drive productivity to deliver margin expansion, and greater value for patients, customers and shareholders. We entered 2026 with momentum driven by a differentiated innovation pipeline. While the macro environment remains dynamic, we are focused on delivering profitable growth, strong cash flow, and shareholder value.”

Fourth quarter 2025 total company financial performance(1)
•Revenues of $5.7 billion, up 7.1%, including Organic revenue growth* of 4.8%, driven by Pharmaceutical Diagnostics (PDx), Imaging, and AVS, with overall strength in U.S. and EMEA.
•Total orders up 2.0% organically and book-to-bill of 1.06 times.
•Net income attributable to GE HealthCare of $589 million versus $720 million, and Adjusted EBIT* of $950 million versus $994 million.
•Net income margin of 10.3% versus 13.5%, down 320 basis points (bps); Adjusted EBIT margin* of 16.7% versus 18.7%, down 200 bps, with both measures negatively impacted by tariff expense and unfavorable mix, partially offset by volume and price.
•Diluted EPS of $1.29 versus $1.57, down $0.28; Adjusted EPS* of $1.44 versus $1.45, down $0.01, with both measures negatively impacted by tariff expense.

* Non-GAAP financial measure.
(1) All comparisons to prior-year period unless otherwise noted.

Fourth quarter 2025 segment financial performance (Unaudited)

Segment ($ in millions)	Imaging	Advanced Visualization Solutions	Patient Care Solutions	Pharmaceutical Diagnostics
Segment Revenues	$2,552	$1,525	$825	$790
YoY % change	6.6%	5.9%	(0.3)%	22.3%
YoY % Organic* change	5.3%	4.2%	(1.1)%	12.7%
Segment EBIT	$264	$376	$74	$234
YoY % change	(12.5)%	0.7%	(29.6)%	10.0%
Segment EBIT Margin	10.4%	24.7%	9.0%	29.6%
YoY change	(230) bps	(130) bps	(380) bps	(330) bps
YoY refers to year-over-year comparison

Full year 2025 total company financial performance(1)
•Revenues of $20.6 billion, up 4.8%, including Organic revenue growth* of 3.5%; revenue growth exceeded expectations and was driven by growth in Imaging, PDx, and AVS with strength in U.S. and EMEA.
•Total orders up 5.2% organically and book-to-bill of 1.07 times.
•Net income attributable to GE HealthCare of $2.1 billion versus $2.0 billion, and Adjusted EBIT* of $3.2 billion versus $3.2 billion.
•Net income margin of 10.1%, flat, and Adjusted EBIT margin* of 15.3% versus 16.3%, down 100 bps. Excluding tariff impacts, margin exceeded prior year.
•Diluted EPS of $4.55 versus $4.34, up $0.21. Adjusted EPS* of $4.59 versus $4.49, up $0.10.
GE HealthCare Vice President and CFO Jay Saccaro commented, “We ended 2025 in a position of strength with record backlog. We significantly mitigated gross tariff impacts, demonstrating operational resilience. We also returned capital to shareholders through share repurchases and our dividend. Our robust balance sheet and strong cash flow support our growth ambitions, which include both organic and inorganic investment. As we look ahead, we are committed to executing on our strategy to drive top- and bottom-line growth in 2026 and over the medium-term.”

Capital deployment(1)
•In the fourth quarter, cash flow from operating activities of $1.0 billion, up $137 million. Free cash flow* of $916 million, up $105 million. For the full year, cash flow from operating activities of $2.0 billion, up $32 million and Free cash flow* of $1.5 billion, down $49 million. The annual decrease was due to tariff impact, offset by lower interest and income taxes paid. Cash flow conversion of 95%, and Free cash flow conversion* of 72%.
•Capital expenditures(2) in the fourth quarter of $134 million compared to $102 million in 2024. For the full year 2025, capital expenditures(2) of $482 million compared to $401 million in 2024. We continue to prioritize investment in innovation and capacity expansion.
•In April 2025, the Board of Directors authorized a $1.0 billion share repurchase program with no end date. In 2025, the Company repurchased 2.8 million shares for total consideration of $200 million.
•In 2025, the Company closed the acquisitions of Nihon Medi-Physics and icometrix. During the fourth quarter, the Company announced the planned $2.3 billion acquisition of Intelerad. The addition of Intelerad will offer a compelling return profile and will advance our cloud-enabled enterprise imaging across care settings. The Company expects to close the acquisition in the first half of 2026, subject to regulatory approvals.
* Non-GAAP financial measure.
(1) All comparisons to prior year period unless otherwise noted.
(2) Capital Expenditures represent Additions to property, plant and equipment and internal-use software as disclosed on the Consolidated Statements of Cash Flows

•As of December 31, 2025, cash and cash equivalents totaled $4.5 billion and the Company had access to $3.5 billion of revolving credit facilities. Total debt outstanding was $10.0 billion.
•Declared quarterly dividend of $0.035 per share to stockholders of record for all quarters in 2025.

Recent innovation and commercial highlights
•GE HealthCare announces U.S. FDA 510(k) clearance and CE Mark for Allia Moveo and marks first global installation, advancing precision care in the interventional suite
•GE HealthCare and Indonesia’s Ministry of Health to expand access to quality care through the provision of 300+ advanced CT scanners
•GE HealthCare and Mayo Clinic unveil GEMINI-RT: A bold research collaboration in radiation therapy and advanced cancer care
•University of Rochester Medical Center and GE HealthCare form seven-year Care Alliance to build advanced capabilities across system
•GE HealthCare unveils next-generation SIGNA MRI technology, aiming to boost efficiency, enhance patient experience, and advance sustainability
•GE HealthCare announces CE Mark for the Omni 128cm total body PET/CT system
•GE HealthCare introduces Genesis™ Radiology Workspace: a cloud-first solution with a goal for smarter, faster diagnosis
•GE HealthCare’s Photonova™ Spectra with Deep Silicon reimagines photon-counting CT to see more, know more and achieve more
•GE HealthCare to acquire Intelerad, advancing cloud-enabled enterprise imaging across care settings
•GE HealthCare announces Flyrcado milestone: Strong pilot results drive broader rollout at CVAUSA

2026 guidance
Today, the Company introduces 2026 full-year guidance metrics as follows:

•Organic revenue growth* of 3.0% to 4.0% year-over-year
•Adjusted EBIT margin* of 15.8% to 16.1%, reflecting an expansion of 50 bps to 80 bps year-over-year
•Adjusted effective tax rate (ETR)* in the range of 20.0% to 21.0%
•Adjusted EPS* in the range of $4.95 to $5.15, representing 7.9% to 12.3% growth year-over-year
•Free cash flow* of approximately $1.7 billion
•Expect 2026 tariff impact to be lower than 2025, based on current rates

The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP financial measures in outlook section below for more details.

* Non-GAAP financial measure.

Financial rounding
Certain columns and rows in this document may not sum due to the use of rounded numbers. Percentages presented are calculated from the underlying whole-dollar amounts.

Financial statements

Consolidated Statements of Income
	For the three months ended December 31
(In millions, except per share amounts)	2025	2024
Sales of products	$3,906	$3,621
Sales of services	1,792	1,698
Total revenues	5,698	5,319
Cost of products	2,550	2,226
Cost of services	887	818
Gross profit	2,261	2,275
Selling, general, and administrative	1,111	1,130
Research and development	323	344
Total operating expenses	1,434	1,474
Operating income	827	801
Interest and other financial charges – net	105	121
Non-operating benefit (income) costs	(66)	(100)
Other (income) expense – net	(33)	(53)
Income before income taxes	820	834
Benefit (provision) for income taxes	(219)	(96)
Net income	602	737
Net (income) loss attributable to noncontrolling interests	(13)	(17)
Net income attributable to GE HealthCare	$589	$720

Earnings per share attributable to GE HealthCare:
Basic	$1.29	$1.58
Diluted	1.29	1.57
Weighted-average number of shares outstanding:
Basic	456	457
Diluted	457	459

Consolidated Statements of Income
	For the years ended December 31
(In millions, except per share amounts)	2025	2024	2023
Sales of products	$13,661	$13,075	$13,127
Sales of services	6,964	6,597	6,425
Total revenues	20,625	19,672	19,552
Cost of products	8,942	8,271	8,465
Cost of services	3,436	3,196	3,165
Gross profit	8,248	8,205	7,922
Selling, general, and administrative	4,225	4,269	4,282
Research and development	1,260	1,311	1,205
Total operating expenses	5,485	5,580	5,487
Operating income	2,763	2,625	2,435
Interest and other financial charges – net	440	504	542
Non-operating benefit (income) costs	(288)	(406)	(382)
Other (income) expense – net	(157)	(55)	(86)
Income from continuing operations before income taxes	2,768	2,581	2,361
Benefit (provision) for income taxes	(614)	(531)	(743)
Net income from continuing operations	2,154	2,050	1,618
Income (loss) from discontinued operations, net of taxes	—	—	(4)
Net income	2,154	2,050	1,614
Net (income) loss attributable to noncontrolling interests	(70)	(57)	(46)
Net income attributable to GE HealthCare	2,084	1,993	1,568
Deemed preferred stock dividend of redeemable noncontrolling interest	—	—	(183)
Net income attributable to GE HealthCare common stockholders	$2,084	$1,993	$1,385

Earnings per share from continuing operations attributable to GE HealthCare common stockholders:
Basic	$4.56	$4.37	$3.06
Diluted	4.55	4.34	3.04
Earnings per share attributable to GE HealthCare common stockholders:
Basic	$4.56	$4.37	$3.05
Diluted	4.55	4.34	3.03
Weighted-average number of shares outstanding:
Basic	456	456	455
Diluted	458	459	458

Consolidated Statements of Financial Position
	As of
(In millions, except share and per share amounts)	December 31, 2025	December 31, 2024
Cash, cash equivalents, and restricted cash	$4,512	$2,889
Receivables – net of allowances of $103 and $103	3,955	3,566
Inventories	2,234	1,939
Contract and other deferred assets	1,073	974
All other current assets	726	532
Current assets	12,501	9,901
Property, plant, and equipment – net	3,092	2,550
Goodwill	13,489	13,136
Other intangible assets – net	1,130	1,078
Deferred income taxes	4,491	4,474
All other non-current assets	2,205	1,950
Total assets	$36,906	$33,089
Short-term borrowings	$508	$1,502
Accounts payable	3,250	3,035
Contract liabilities	2,095	1,943
Current compensation and benefits	1,666	1,521
All other current liabilities	1,587	1,552
Current liabilities	9,105	9,553
Long-term borrowings	9,495	7,449
Non-current compensation and benefits	5,453	5,583
Deferred income taxes	193	56
All other non-current liabilities	2,061	1,796
Total liabilities	26,307	24,437
Commitments and contingencies
Redeemable noncontrolling interests	209	188
Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 458,844,209 shares issued as of December 31, 2025; 457,246,971 shares issued as of December 31, 2024	5	5
Treasury stock, at cost, 3,107,626 shares as of December 31, 2025 and 291,053 shares as of December 31, 2024	(225)	(25)
Additional paid-in capital	6,707	6,583
Retained earnings	5,281	3,262
Accumulated other comprehensive income (loss) – net	(1,388)	(1,379)
Total equity attributable to GE HealthCare	10,379	8,446
Noncontrolling interests	11	18
Total equity	10,390	8,464
Total liabilities, redeemable noncontrolling interests, and equity	$36,906	$33,089

Consolidated Statements of Cash Flows
	For the years ended December 31
(In millions)	2025	2024	2023
Net income	$2,154	$2,050	$1,614
Less: Income (loss) from discontinued operations, net of taxes	—	—	(4)
Net income from continuing operations	2,154	2,050	1,618
Adjustments to reconcile Net income to Cash from (used for) operating activities – continuing operations:
Depreciation of property, plant, and equipment	287	268	248
Amortization of intangible assets	291	312	362
Gain on remeasurement of Nihon Medi-Physics equity method investment	(97)	—	—
Net periodic postretirement benefit plan (income) expense	(267)	(357)	(332)
Postretirement plan contributions	(338)	(332)	(357)
Share-based compensation	130	125	114
Provision for income taxes	614	531	743
Cash paid during the year for income taxes	(429)	(491)	(474)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables	(216)	(157)	(173)
Inventories	(142)	(81)	111
Contract and other deferred assets	(60)	3	10
Accounts payable	90	60	(100)
Contract liabilities	81	68	26
Current compensation and benefits	94	39	153
All other operating activities – net	(204)	(83)	151
Cash from (used for) operating activities – continuing operations	1,987	1,955	2,101
Cash flows – investing activities
Additions to property, plant and equipment and internal-use software	(482)	(401)	(387)
Dispositions of property, plant, and equipment	—	—	1
Purchases of businesses, net of cash acquired	(378)	(313)	(147)
Purchases of investments	(118)	(40)	(48)
All other investing activities – net	(69)	(160)	23
Cash from (used for) investing activities – continuing operations	(1,047)	(914)	(558)
Cash flows – financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	1	—	(12)
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	2,734	995	2,006
Repayments and other reductions (maturities longer than 90 days)	(1,767)	(1,418)	(855)
Dividends paid to stockholders	(64)	(55)	(41)
Repurchase of common stock	(200)	—	—
Redemption of noncontrolling interests	—	—	(211)
Net transfers (to) from GE	—	—	(1,317)
Proceeds from stock issued under employee benefit plans	37	33	34
Taxes paid related to net share settlement of equity awards	(42)	(93)	(33)
All other financing activities – net	(81)	(34)	(49)
Cash from (used for) financing activities – continuing operations	617	(573)	(478)
Cash from (used for) operating activities – discontinued operations	—	(4)	—
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	66	(77)	(10)
Increase (decrease) in cash, cash equivalents, and restricted cash	1,623	387	1,055
Cash, cash equivalents, and restricted cash at beginning of year	2,893	2,506	1,451
Cash, cash equivalents, and restricted cash at end of year	$4,515	$2,893	$2,506

Supplemental disclosure of cash flows information
Cash paid during the year for interest	$(522)	$(550)	$(570)
Non-cash investing activities
Acquired but unpaid property, plant, and equipment	$164	$143	$140

Non-GAAP financial measures

The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results, and assess its future prospects. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in GE HealthCare’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Descriptions of the reported non-GAAP measures are included below.

The Company reports Organic revenue and Organic revenue growth rate to provide management and investors with additional understanding and visibility into the underlying revenue trends of the Company’s established, ongoing operations, as well as provide insights into overall demand for its products and services. To calculate these measures, the Company excludes the effect of acquisitions, dispositions, and foreign currency rate fluctuations.

The Company reports EBIT, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, and Adjusted earnings per share to provide management and investors with an additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors, on a normalized basis. To calculate these measures the Company excludes, and reflects in the detailed reconciliations below, the following adjustments as applicable: Interest and other financial charges – net, Net (income) loss attributable to noncontrolling interests, Non-operating benefit (income) costs, Benefit (provision) for income taxes and certain tax related adjustments, and certain non-recurring and/or non-cash items. GE HealthCare may from time to time consider excluding other non-recurring items to enhance comparability between periods. Adjusted EBIT margin is calculated by taking Adjusted EBIT divided by Total revenues for the same period.

The Company reports Adjusted tax expense and Adjusted ETR to provide management and investors with a better understanding of the normalized tax rate applicable to the business and provide more consistent comparability across periods. Adjusted tax expense excludes the income tax related to the pre-tax income adjustments included as part of Adjusted net income and certain income tax adjustments, such as adjustments to deferred tax assets or liabilities. The Company may from time to time consider excluding other non-recurring tax items to enhance comparability between periods. Adjusted ETR is Adjusted tax expense divided by income before income taxes less the pre-tax income adjustments referenced above.

The Company reports Free cash flow and Free cash flow conversion to provide management and investors with an important measure of the ability to generate cash on a normalized basis and provide insight into the Company’s flexibility to allocate capital. Free cash flow is Cash from (used for) operating activities – continuing operations including cash flows related to the additions and dispositions of property, plant, and equipment (“PP&E”) and additions of internal-use software. Free cash flow does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the capital required for debt repayments. Free cash flow conversion is calculated by taking Free cash flow divided by Adjusted net income.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes. In order to compensate for the discussed limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. The detailed reconciliations of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure are provided below, and no single financial measure should be relied on to evaluate our business.

Non-GAAP financial reconciliations

Organic Revenue*
Unaudited	For the three months ended December 31			For the years ended December 31
($ in millions)	2025	2024	% change	2025	2024	% change
Imaging revenues	$2,552	$2,393	6.6%	$9,245	$8,855	4.4%
Less: Acquisitions(1)	1	—		15	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	32	—		35	—
Imaging Organic revenue*	$2,519	$2,393	5.3%	$9,195	$8,855	3.8%
AVS revenues	$1,525	$1,440	5.9%	$5,354	$5,131	4.3%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	24	—		30	—
AVS Organic revenue*	$1,501	$1,440	4.2%	$5,324	$5,131	3.8%
PCS revenues	$825	$827	(0.3)%	$3,086	$3,125	(1.2)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	7	—		7	—
PCS Organic revenue*	$818	$827	(1.1)%	$3,079	$3,125	(1.5)%
PDx revenues	$790	$646	22.3%	$2,900	$2,508	15.6%
Less: Acquisitions(1)	51	1		154	4
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	13	—		21	—
PDx Organic revenue*	$726	$645	12.7%	$2,724	$2,504	8.8%
Other revenues	$7	$13	(48.1)%	$40	$52	(23.0)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	—	—		—	—
Other Organic revenue*	$7	$13	(48.1)%	$40	$52	(23.3)%
Total revenues	$5,698	$5,319	7.1%	$20,625	$19,672	4.8%
Less: Acquisitions(1)	52	1		169	4
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	75	—		94	—
Organic revenue*	$5,571	$5,318	4.8%	$20,363	$19,667	3.5%

(1)
Represents revenues attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction, excluding the impact of Foreign currency exchange already captured in lines elsewhere.

(2)	Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Adjusted EBIT*
Unaudited	For the three months ended December 31			For the years ended December 31
($ in millions)	2025	2024	% change	2025	2024	% change
Net income attributable to GE HealthCare	$589	$720	(18.3)%	$2,084	$1,993	4.6%
Add: Interest and other financial charges – net	105	121		440	504
Add: Non-operating benefit (income) costs	(66)	(100)		(288)	(406)
Less: Benefit (provision) for income taxes	(219)	(96)		(614)	(531)
Less: Net (income) loss attributable to noncontrolling interests	(13)	(17)		(70)	(57)
EBIT*	860	854	0.7%	2,920	2,679	9.0%
Add: Restructuring costs(1)	48	30		120	120
Add: Acquisition and disposition-related charges (benefits)(2)	15	9		39	3
Add: Spin-Off and separation costs(3)	3	68		38	251
Add: (Gain) loss on business and asset dispositions(4)	—	—		(5)	—
Add: Amortization of acquisition-related intangible assets	41	36		156	137
Add: Investment revaluation (gain) loss(5)	(16)	(4)		(112)	22
Adjusted EBIT*	$950	$994	(4.4)%	$3,155	$3,211	(1.8)%
Net income margin	10.3%	13.5%	(320) bps	10.1%	10.1%	— bps
Adjusted EBIT margin*	16.7%	18.7%	(200) bps	15.3%	16.3%	(100) bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments and for the year ended December 31, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.
* Non-GAAP financial measure.

Adjusted Net Income*
Unaudited	For the three months ended December 31			For the years ended December 31
($ in millions)	2025	2024	% change	2025	2024	% change
Net income attributable to GE HealthCare	$589	$720	(18.3)%	$2,084	$1,993	4.6%
Add: Non-operating benefit (income) costs	(66)	(100)		(288)	(406)
Add: Restructuring costs(1)	48	30		120	120
Add: Acquisition and disposition-related charges (benefits)(2)	15	9		39	3
Add: Spin-Off and separation costs(3)	3	68		43	251
Add: (Gain) loss on business and asset dispositions(4)	—	—		(5)	—
Add: Amortization of acquisition-related intangible assets	41	36		156	137
Add: Investment revaluation (gain) loss(5)	(16)	(4)		(112)	22
Add: Tax effect of reconciling items(6)	(4)	(16)		(7)	(42)
Add: Spin-Off and other tax adjustments(7)	50	(78)		72	(17)
Adjusted net income*	$659	$666	(1.1)%	$2,100	$2,060	2.0%

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs. An adjustment is included to eliminate the associated impact on Net (income) loss attributable to noncontrolling interests for applicable costs that impact earnings attributable to noncontrolling interests.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments and for the year ended December 31, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.
(6)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(7)
Consists of certain income tax adjustments, including one-time adjustments to deferred tax balances, impacts from tax law changes, the release of income tax reserves in a foreign jurisdiction for tax years which are no longer subject to an assessment from the local taxing authorities, and discrete tax impacts resulting from the Spin-Off and separation from GE.

* Non-GAAP financial measure.

Adjusted Earnings Per Share*
Unaudited	For the three months ended December 31			For the years ended December 31
(In dollars, except shares outstanding presented in millions)	2025	2024	$ change	2025	2024	$ change
Diluted earnings per share	$1.29	$1.57	$(0.28)	$4.55	$4.34	$0.21
Add: Non-operating benefit (income) costs	(0.14)	(0.22)		(0.63)	(0.88)
Add: Restructuring costs(1)	0.11	0.06		0.26	0.26
Add: Acquisition and disposition-related charges (benefits)(2)	0.03	0.02		0.08	0.01
Add: Spin-Off and separation costs(3)	0.01	0.15		0.09	0.55
Add: (Gain) loss on business and asset dispositions(4)	—	—		(0.01)	—
Add: Amortization of acquisition-related intangible assets	0.09	0.08		0.34	0.30
Add: Investment revaluation (gain) loss(5)	(0.04)	(0.01)		(0.24)	0.05
Add: Tax effect of reconciling items(6)	(0.01)	(0.03)		(0.02)	(0.09)
Add: Spin-Off and other tax adjustments(7)	0.11	(0.17)		0.16	(0.04)
Adjusted earnings per share*	$1.44	$1.45	$(0.01)	$4.59	$4.49	$0.10
Diluted weighted-average shares outstanding	457	459		458	459

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs. An adjustment is included to eliminate the associated impact on Net (income) loss attributable to noncontrolling interests for applicable costs that impact earnings attributable to noncontrolling interests.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments and for the year ended December 31, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.
(6)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(7)
Consists of certain income tax adjustments, including one-time adjustments to deferred tax balances, impacts from tax law changes, the release of income tax reserves in a foreign jurisdiction for tax years which are no longer subject to an assessment from the local taxing authorities, and discrete tax impacts resulting from the Spin-Off and separation from GE.

* Non-GAAP financial measure.

Adjusted Tax Expense* and Adjusted ETR*
Unaudited	For the three months ended December 31		For the years ended December 31
($ in millions)	2025	2024	2025	2024
Benefit (provision) for income taxes	$(219)	$(96)	$(614)	$(531)
Add: Tax effect of reconciling items(1)	(4)	(16)	(7)	(42)
Add: Spin-Off and other tax adjustments(2)	50	(78)	72	(17)
Adjusted tax expense*	$(173)	$(189)	$(550)	$(590)
Effective tax rate	26.7%	11.5%	22.2%	20.6%
Adjusted effective tax rate*	20.4%	21.7%	20.2%	21.8%

(1)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(2)
Consists of certain income tax adjustments, including one-time adjustments to deferred tax balances, impacts from tax law changes, the release of income tax reserves in a foreign jurisdiction for tax years which are no longer subject to an assessment from the local taxing authorities, and discrete tax impacts resulting from the Spin-Off and separation from GE.

Free Cash Flow*
Unaudited	For the three months ended December 31			For the years ended December 31
($ in millions)	2025	2024	% change	2025	2024	% change
Cash from (used for) operating activities – continuing operations	$1,050	$913	15.0%	$1,987	$1,955	1.7%
Cash flow conversion				95%	98%	(3) pts
Add: Additions to PP&E and internal-use software	(134)	(102)		(482)	(401)
Add: Dispositions of PP&E	—	—		—	—
Free cash flow*	$916	$811	12.9%	$1,505	$1,554	(3.2)%
Free cash flow conversion*				72%	75%	(4) pts

Non-GAAP financial measures in outlook

GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with GAAP.

Key performance indicators

Management uses the following metrics to provide a leading indicator of current business demand from customers for products and services.
•Organic orders growth: Rate of change period-over-period of contractual commitments with customers to provide specified goods or services for an agreed upon price, and excluding the effects of: (1) recent acquisitions and dispositions with less than a full year of comparable orders; and (2) foreign currency exchange rate fluctuations in order to present orders on a constant currency basis.
•Book-to-bill: Total orders divided by Total revenues within a given financial period (e.g., quarter or FY).

* Non-GAAP financial measure.

Conference call and webcast information

GE HealthCare will discuss its results during its live earnings call today, February 4, 2026 at 8:30 am ET/7:30 am CT. The webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.

Forward-looking statements

This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the Company’s business and expected financial performance, financial condition, and results of operations, including revenue, revenue growth, profit, taxes, earnings per share, and cash flows, and the Company’s outlook; the impacts of macroeconomic and market conditions, including the impact of tariffs and other trade restrictions, and volatility on the Company’s business, operations, financial results, and financial position and on supply chains and the world economy; share repurchases; and the Company’s strategy, innovation, and acquisitions and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; global geopolitical and economic instability, including as a result of changes in trade and tariff policy, and international conflicts and tensions, including between Ukraine and Russia and in other regions; public health crises, epidemics, and pandemics, and their effects on the Company’s business; changes in third-party and government reimbursement processes, rates, and contractual relationships, including related to government shutdowns, and changes in the mix of public and private payers; demand for the Company’s products, services, or solutions and factors that affect that demand; developments in the market in China; the Company’s ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the Company’s ability to successfully complete strategic transactions; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; the impacts related to the Company’s increasing focus on and investment in cloud, edge computing, artificial intelligence, and software offerings; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; the impact of potential information technology, cybersecurity, or data security breaches; maintenance and protection of the Company’s intellectual property rights, as well as maintenance of successful research and development efforts with respect to commercially successful products and technologies; the Company’s ability to attract and/or retain key talent and qualified employees; increasing attention to sustainability matters; compliance with the various legal, regulatory, tax, privacy, and other laws to which the Company is subject, such as the Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws globally, and related changes, claims, inquiries, investigations, or actions; the impact of potential product liability claims or potential litigation, arbitration, or similar proceedings; the Company’s level of indebtedness and the impact of complying with the covenants and other terms of the Company’s debt instruments on its business. Please also see Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.
GE HealthCare is a leading global healthcare solutions provider of advanced medical technology, pharmaceutical diagnostics, and AI, cloud and software solutions that help clinicians tackle the world’s most complex diseases. Serving patients and providers for 130 years, GE HealthCare is delivering bold innovations designed for the next era of medicine across its Imaging, Advanced Visualization Solutions, Patient Care Solutions, and Pharmaceutical Diagnostics segments to help clinicians deliver more personalized, precise patient care. We are a $20.6 billion business with approximately 54,000 colleagues working to create a world where healthcare has no limits.
GE HealthCare is proud to be among 2026 Fortune World’s Most Admired Companies™.

Follow us on LinkedIn, Facebook, Instagram, or visit our website for our latest news and perspectives.

Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Jennifer Fox
+1-414-530-3027
jennifer.r.fox@gehealthcare.com